EXHIBIT 32.1

[LETTERHEAD]

Written Statement of the Chief Executive Officer

I, Neil S. Novich, as Chairman, President and Chief Executive Officer of Ryerson Tull, Inc. (the “Company”), state and certify that this Form 10-Q Quarterly Report for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-Q Quarterly Report for the period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NEIL S. NOVICH
Neil S. Novich
Chairman, President & Chief Executive Officer
(Principal Executive Officer)
January 26, 2004